UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2011
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	001-32548 (Commission	52-2141938 (IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle
Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
46000 Center Oak Plaza
Sterling, Virginia 20166
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On April 21, 2011, NeuStar, Inc. (the “Company” or “Neustar”) announced its financial results for the first quarter of 2011. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
A copy of the supplemental slides, which will be discussed during the Company’s earnings call at 8:30 a.m. Eastern Time on Thursday, April 21, 2011, is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.
On April 21, 2011, the Company issued a press release announcing that the Company entered into a definitive agreement to acquire assets and certain liabilities of Evolving Systems, Inc.’s numbering solutions business. A copy of the press release is attached to this Current Report as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
The information in this Current Report under Items 2.02 and 7.01, including the exhibits attached hereto related to Items 2.02 and 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     (d) Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
99.1	Earnings Release, dated April 21, 2011.

99.2	Slides presented at the April 21, 2011 earnings call.

99.3	Press Release, dated April 21, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2011	NEUSTAR, INC.

	By:	/s/ Lisa A. Hook Name: Lisa A. Hook
Title: President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
99.1	Earnings Release, dated April 21, 2011.

99.2	Slides presented at the April 21, 2011 earnings call.

99.3	Press Release, dated April 21, 2011.